Roadhouse Holding Inc.
Amended and Restated Stock Incentive Plan

SECTION l.

PURPOSE

The purpose of this Plan (as such term and any other capitalized terms used herein without definition are defined in Section 2) is to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase shareholder value by (a) motivating superior performance by means of service- and performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants and (c) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management and employee team upon whose judgment, interest and special effort the successful conduct of its and their operations is largely dependent.

SECTION 2.

DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below:

Act: the Securities Act of 1933, as amended.

Adjustment Event: shall mean any share dividend, share split or share combination of, or extraordinary cash dividend on, the Shares, or any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares affecting the Shares, or any issuance of any warrants or rights offering (other than any such issuance or offering under the Plan) to purchase Shares at a price materially below Fair Market Value, or any other similar event affecting the Shares.

Board: the Board of Directors of the Company.
Cause: as defined in the Stockholders Agreement.

Change in Control: a transaction or series of transactions (other than a
Public Offering):

(i)     involving the sale, transfer or other disposition by the Kelso Entities to one or more persons or entities that are not, immediately prior to such sale, affiliates of the Company or any Kelso Entity, of all or substantially all of the Shares of the Company beneficially owned by the Kelso Entities as of the date of such transaction; or

(ii)     involving the sale, transfer or other disposition of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company or any Kelso Entity.

Change in Control Price: the price per Common Share paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

Chief Executive Officer: the Chief Executive Officer of the Company.

Closing Date: as defined in the Agreement and Plan of Merger, dated as of August 27,2010 By and Among LRI Holdings, Inc., Roadhouse Parent Inc., Roadhouse Merger Inc., and LRI Acquisition, LLC as the Stockholders Representative.

Code: the Internal Revenue Code of 1986, as amended.

Committee: the Compensation Committee of the Board or, if there shall not be any committee then serving, the Board.

Company: Roadhouse Holding Inc., a Delaware company, and any successor thereto.

Disability: as defined in the Stockholders Agreement.

Employee: any officer or other key employee of the Company or any Subsidiary.

Fair Market Value: if no Public Offering has occurred, the fair market value of a Common Share as determined by the Committee. In making a determination of the Fair Market Value, the Committee shall give due consideration to such factors as it deems appropriate, including, but not limited to, the earnings and other financial and operating information of the Company in recent periods, the potential value of the Company as a whole, the future prospects of the Company and the industries in which it competes, the history and management of the Company, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company, and any recent valuation of the Shares that shall have been performed by an independent valuation firm (although nothing herein shall obligate the Committee to obtain any such independent valuation). Following a Public Offering, the Fair Market Value, on any date of determination, shall mean the average of the closing sales prices for a Common Share as reported on a national exchange for each of the ten business days preceding the date of determination or the average of the last transaction prices for a Common Share as reported on a nationally recognized system of price quotation for each of the ten business days preceding the date of determination. In the event that there are no Common Share transactions reported on such exchange or system during such ten-business-day period, Fair Market Value shall mean the closing sales price on the trading date before the commencement of such period.

Kelso Entities: collectively, Kelso Investment Associates VIII, L.P. and KEPVI, LLC.

Option: the right to purchase Shares pursuant to the terms of the Plan at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" within the meaning of section 422 of the Code (an "Incentive Stock Option") or (ii) an Option which is not an Incentive Stock Option (a "Non-Qualified Stock Option").

Option Agreement: the agreement entered into between the Company and a Participant evidencing the grant of an Option.

Participant: any Employee, independent contractor or member of the
Board designated by the Committee to receive an award of Options under the Plan.

Plan: this Roadhouse Holding Inc. Amended and Restated Stock Incentive
Plan, as set forth herein and as the same may be amended from time to time in accordance with its terms.

Public Offering: a public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission that covers (together with prior effective registrations) (i) not less than 25% of the then outstanding Shares, on a fully diluted basis, or (ii) Shares that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers Automated Quotation System or an equivalent internationally recognized securities exchange or quotation system.

Registration Rights Agreement: the Registration Rights Agreement, dated as of the Closing Date, among the Company, the Kelso Entities and certain other shareholders of the Company, as it may be amended from time to time.

Retirement: as defined in the Stockholders Agreement. Notwithstanding the foregoing, in the event a Participant whose employment with the Company terminates due to Retirement continues to serve as a director of or a consultant to the Company, such Participant's employment with the Company shall not be deemed to have terminated for purposes of the Plan or any Option Agreement until the date as of which such Participant's services as a director of and consultant to the Company shall have also terminated, at which time the Participant shall be deemed to have terminated employment due to retirement.

Shares: the shares of common stock of the Company, par value $0.01 per share.

Stockholders Agreement: the Stockholders Agreement, dated as of the Closing Date, among the Company, the Kelso Entities and certain other shareholders of the Company, as it may be amended from time to time.

Subsidiary: any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be those Employees, independent contractors and members of the Board selected by the Committee in consultation with the Chief Executive Officer to participate in the Plan. The selection of an Employee, an independent contractor or a member of the Board as a Participant shall neither entitle such Employee, independent contractor or Board member to, nor disqualify such Employee, independent contractor or Board member from, participation in any other award or incentive plan of the Company or any Subsidiary.

SECTION 4.

ADMINISTRATION
4.1.     Power to Grant and Establish Terms of Options. The Committee
shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees, independent contractors and members of the Board to whom Options shall be granted (which may include Employees, independent contractors and members of the Board who are members of the Committee) and the terms and conditions of any and all Options, including, but not limited to, the number of Shares covered by each Option, the time or times at which Options shall be granted and the terms and provisions of the instruments by which Options shall be evidenced and to designate Options as Incentive Stock Options or Non-Qualified Stock Options. The proper officers of the Company may suggest to the Committee the Participants who should receive Options. The terms and conditions of each Option grant shall be determined by the Committee at the time of grant and shall be set forth in the Participant's Option Agreement, and subject to Section 8, such terms and conditions shall not be subsequently changed in a manner which would be adverse to the Participant without the consent of the Participant to whom such Option has been granted, even if this Plan shall be subsequently amended. The Committee may establish different terms and conditions for different Participants receiving Options and for the same Participant for each Option such Participant may receive, whether or not granted at the same or different times. The grant of any Option to any Employee, independent contractor or member of the Board shall neither entitle such Employee, independent contractor or member of the Board to, nor disqualify him or her from, the grant of any other Options.

4.2.     Substitute Options. The Committee shall have the right, subject to the consent of Participants to whom Options have been granted, to grant in substitution for outstanding Options, replacement Options which may contain terms more favorable to the Participant than the Options they replace, including, without limitation, a lower exercise price (subject to Section 6.2), and to cancel replaced Options.

4.3.     Administration. The Committee shall be responsible for the administration of the Plan. Any Options granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its sole discretion. The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

SECTION 5.

SHARES SUBJECT TO PLAN

5.1.     Number. Subject to the provisions of Section 5.3, the number of Shares subject to Options under the Plan may not exceed 400,000 Shares, all of which may be subject to grants of Incentive Stock Options. The Shares to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares not reserved for any other purpose.

5.2.     Canceled, Terminated or Forfeited Awards. Any Shares subject to an Option which for any reason expires or is canceled, terminated, forfeited, substituted for or otherwise settled without the issuance of such Shares shall again be available for grant under the Plan.

5.3.     Adjustment in Capitalization. The aggregate number of Shares available for grants of Options under Section 5.1 or subject to outstanding Option grants and the respective prices and/or vesting criteria applicable to outstanding Options shall be adjusted to reflect, as deemed equitable and appropriate by the Committee, each Adjustment Event. To the extent deemed equitable and appropriate by the Committee, in its good faith judgment, and subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction (other than a Change in Control), any Option granted under the Plan shall pertain to the securities or other property to which a holder of the number of Shares covered by the Option would have been entitled to receive in connection with such event (which securities or other property shall thereafter constitute the "Shares" for purposes of the Plan).

SECTION 6. STOCK OPTIONS
6.1.     Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted pursuant to this Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee on the date of award of an Option, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Options or any portion thereof shall become vested or exercisable and such other terms as the Committee shall determine.

6.2.     Option Price. Non-Qualified Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price per Share determined by the Committee, provided that such per share exercise price may not be less than the Fair Market Value of a Share on the date the Option is granted.

6.3.     Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose at the time of grant of such Options, subject to the Committee's right to accelerate the exercisability of such Options in its discretion. Notwithstanding the foregoing, no Option shall be exercisable on or after the tenth anniversary of the date on which it is granted. Except as may be provided in any provision approved by the Committee pursuant to this Section 6.3, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option. Subject to Section 9.7, an Option may be exercised from time to time, in whole or in part, up to the total number of Shares with respect to which it is then exercisable.

6.4.     Payment. The Committee shall establish procedures governing the exercise of Options, which, unless the Committee shall determine otherwise, shall require that (x) as a condition to the issuance of any Shares upon the exercise of the Options prior to a Public Offering, the Participant become a party to the Stockholders Agreement and the Registration Rights Agreement with respect to such shares, (y) written notice of exercise be given to the Company and (z) the Option exercise price be paid in full at the time of exercise in one of the following ways: (i) in cash or cash equivalents, or (ii) at any time following a Public Offering, in unencumbered Shares which have been owned by the Participant for at least six months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) having an aggregate Fair Market Value on the date of exercise equal to such aggregate Option exercise price or in a combination of cash and such unencumbered Shares. Subject to Section 9.4, as soon as practicable after receipt of a written exercise notice, payment of the Option exercise price and receipt of evidence of the Participant's execution of the Stockholders Agreement and the Registration Rights Agreement in accordance with this Section 6.4, the Company shall issue in the name of the Participant a certificate or certificates representing the acquired Shares.

6.5.     Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the federal income tax treatment afforded under section 421 of the Code.

6.6.     Repurchase of Options. Unless otherwise determined by the Committee at the time of grant, and subject to requirements and/or conditions under any applicable law, upon any termination of a Participant's employment with the Company, any Subsidiary, the Company may repurchase all or any portion of the Options then held by such Participant that are exercisable as of the date of such termination for a cash payment equal to the excess, if any, of (i) the Fair Market Value of the Shares subject to such Option (or to the portion thereof so purchased), over (ii) the aggregate Option exercise price for such shares and on such other terms and conditions as the Committee shall establish at the date of grant.

6.7.     Termination of Employment Due to Death, Disability or Retirement. Subject to Section 6.6, unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment with the Company or any Subsidiary terminates by reason of death, Disability or Retirement, any Options granted to such Participant which on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised by the Participant or, in the case of death, the Participant's designated beneficiary (or, if no such beneficiary is named, in accordance with Section 9.2) at any time prior to (i) the first anniversary of the Participant's termination of employment or (ii) the expiration of the term of the Options, whichever period is shorter.

6.8.     Termination of Employment For Cause. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment with the Company or any Subsidiary is terminated for Cause, all Options granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately forfeited and canceled.

6.9.     Termination of Employment for Any Other Reason: Termination of Service Arrangement. Subject to Section 6.6, unless otherwise determined by the Committee at or after the time of grant, in the event the Participant's employment with the Company or any Subsidiary terminates for any reason other than one described in Sections 6.7 or 6.8, any Options granted to such Participant which, on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised at any time during the 60 day period following the Participant's termination of employment, or the expiration of the term of such Options, whichever period is shorter.

6.10.     Termination of Options. Unless otherwise determined by the Committee at the date of grant, upon the termination of a Participant's employment, any Options that are not then exercisable shall terminate and be canceled effective upon the date of such termination.

6.11.     Committee Discretion. Notwithstanding anything else contained in this Section 6 to the contrary, the Committee may permit all or any portion of any Options to be exercised following a Participant's termination of employment for any reason, on such terms and subject to such conditions not less favorable to such Participant than those terms and conditions provided for herein or in the Option Agreement, as the

Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options.

SECTION 7.

CHANGE IN CONTROL

7.1.     Accelerated Vesting and Payment. Unless otherwise determined by the Committee at the time of grant, in the event of a Change in Control, each Option that, by its terms, becomes exercisable solely upon the completion of a stated period of service (whether or not then exercisable), together with any outstanding Options that, prior to or in connection with such Change in Control, have become exercisable in connection with the attainment of performance objectives, shall be canceled in exchange for a payment in cash by the Company to each Option holder of an amount equal to the excess of the Change in Control Price over the exercise price for such Option (except as provided in Section 7.2 below).

7.2.     Alternative Awards. Notwithstanding Section 7.1, if provided in the Option Agreement, no cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to any Option that would otherwise have been canceled pursuant to Section 7.1 if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Option shall be honored or assumed or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that the Chief Executive Officer consents to such Alternative Award, and provided further, that any such Alternative Award must:

(i)     provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights applicable under such Option, including, but not limited to, a substantially equivalent or better exercise or vesting schedule and substantially equivalent or better timing and methods of payment;

(ii)     have substantially equivalent economic value to such Option (determined at the time of the Change in Control); and

(iii)     have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated following the Change in Control, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability (including vesting) applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

7.3.     Rule of Interpretation Relating to Performance Options. With respect to any Options granted hereunder that may become exercisable upon the attainment of performance objectives, in the event of a conflict between this Section 7 and the terms and conditions set forth in the Option Agreement, the terms and conditions set forth in the Option Agreement shall control. For example, if an Option Agreement provides that Options will be forfeited upon a Change in Control if certain conditions or criteria are not satisfied, then, notwithstanding this Section 7, such Options shall be forfeited if such conditions or criteria are not satisfied.

7.4.     Limitation on Benefits. Notwithstanding anything contained in this Plan or any Option Agreement to the contrary to the extent that any of the payments and benefits provided for under this Plan, any Option Agreement or any other agreement or arrangement between the Company and the Participant (collectively, the "Payments") would constitute an "excess parachute payment" within the meaning of section 280G of the Code, the amount of such Payments shall be reduced to the extent necessary to eliminate any such excess parachute payment and such Participant shall have no further rights or claims with respect thereto. If Payments that would otherwise be reduced or eliminated, as the case may be, pursuant to the immediately preceding sentence would not be so reduced or eliminated, as the case may be, if the shareholder approval requirements of section 280G(b)(5) of the Code are capable of being satisfied, the Company shall use its reasonable efforts to cause such payments to be submitted for such approval prior to the Change in Control giving rise to such payments.

SECTION 8.

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

8.1     In General. The Committee may at its discretion at any time and from time to time alter, amend, suspend, or terminate the Plan and any unvested Options (but not any previously granted vested Options) in whole or in part, including without limitation, amending the criteria for vesting and exercisability set forth in Section 6 hereof (or in any Option Agreement), substituting alternative vesting and exercisability criteria and imposing certain blackout periods on Options, provided that, if such alteration, amendment, suspension or termination shall not preserve the economic value, as determined by the Committee in its sole good faith discretion, of any previously granted unvested Options, the Committee shall only be permitted to alter, amend, suspend or terminate such previously granted unvested Options if it shall obtain the consent of the holders of a majority of all unvested Options granted under the Plan that are similarly affected by such amendment, and provided, further, that any such substitution of alternative vesting and exercisability criteria and any imposition of blackout periods shall be subject to the consent of the Chief Executive Officer.

8.2     Public Offering. In addition to Section 8.1, in the event of a Public Offering, the Committee shall have the authority to amend any outstanding Options to provide for (i) the substitution of the exercisability criteria that may relate to the Kelso Entities' return on their investment with reasonable criteria based on share price and (ii) the imposition of certain blackout periods, in each case, as the Committee shall determine to be appropriate, provided, however, that (x) such amendments shall preserve the economic value of the Options, as determined by the Committee in its good faith discretion, and (y) any such amendment shall be subject to the consent of the Chief Executive Officer.

SECTION 9.

MISCELLANEOUS PROVISIONS

9.1.     Nontransferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a trust, corporation, partnership or limited liability company established by and for the benefit of a Participant holding Options under the Plan for estate-planning purposes of such Participant (such permission not to be unreasonably withheld), no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Option granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if permitted by the Committee, any such permitted transferee.

9.2.     Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Options outstanding at the Participant's death shall be paid to or exercisable by the Participant's surviving spouse, if any, or otherwise to or by his estate.

9.3.     No Guarantee of Employment or Participation; No Additional Compensation for Loss of Rights Under Plan. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee, independent contractor or member of the Board shall have a right to be selected as a Participant, or, having been so selected, to receive any future Option grants. If any Participant's employment with the

Company or any Subsidiary shall be terminated for any reason, such Participant shall not be entitled to any compensation or other form of remuneration with respect to such termination (except as otherwise provided herein) to compensate such Participant for the loss of any rights under the Plan notwithstanding any provision to the contrary in his or her contract of employment. For purposes of this Plan, the "employment" shall be deemed to refer to the Participant's provision of services to the Company or any Subsidiary as an employee or independent contractor (including as a non-employee member of the Board), and the "termination of employment" and corollary phrases shall be deemed to refer to the Participant's cessation of such services with respect to all such persons in all capacities.

9.4.     Tax Withholding. The Company or any Subsidiary shall have the power to withhold, or require a Participant to remit to the Company or such Subsidiary promptly upon notification of the amount due, an amount sufficient to satisfy the statutory minimum federal, state, local and foreign withholding tax requirements with respect to any Option and the Company or such Subsidiary may defer payment of cash or issuance or delivery of Shares until such requirements are satisfied.

9.5.     Indemnification. Each person who is or shall have been a member of the Board or the Committee (an "Indemnified Person") shall, to the maximum extent provided under the Company's Certificate of Incorporation or By-Laws, be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Indemnified Person in connection with or resulting from any claim, action, suit or proceeding to which such Indemnified Person may be made a party or in which such Indemnified Person may be involved by reason of any action taken or failure to act under the Plan (or any Option Agreement) and against and from any and all amounts paid by such Indemnified Person in settlement thereof, with the Company's approval, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that, such Indemnified Person shall give the Company an opportunity, at its own expense, to handle and defend the same before such Indemnified Person undertakes to handle and defend it on such Indemnified Person's own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such Indemnified Person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law or otherwise.

9.6.     No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property.

9.7.     Requirements of Law. The granting of Options, the exercisability of any Options and the issuance of Shares shall be subject to all applicable laws, rules,

and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.8.     Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

9.9.     No Impact On Benefits. Options granted under the Plan (including the proceeds upon exercise thereof) shall not be included as compensation for purposes of calculating an Employee's, independent contractor's or Board member's benefits under any employee benefit plan unless expressly provided under such employee benefit plan.

9.10.     Securities Law Compliance. Instruments evidencing the grant of Options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that a Participant represent to the Company in writing, when such Participant receives shares upon exercise of an Option (or at such other time as the Committee deems appropriate) that such Participant is acquiring such shares (unless they are then covered by an effective registration statement filed under the Act) for such Participant's own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of such Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws.

9.11.     Freedom of Action. Nothing in the Plan or any agreement entered into pursuant to this Plan shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

9.12.     No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company or any Subsidiary and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons.

9.13.     No Right to Particular Assets. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant.

9.14.     Unsecured Creditor. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

9.15.     Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

9.16.     Term of Plan. This Plan shall be effective as of the Closing Date and shall expire on the tenth anniversary of the Closing Date (except as to Options outstanding on that date), unless sooner terminated pursuant to Section 8.

9.17.     Section 409A of the Code. This Plan (including any Alternative Awards established pursuant to the Plan) and any Option Agreement entered into pursuant to this Plan are intended to be exempt from or comply with the requirements of section 409A of the Code and shall be construed and interpreted in accordance with such intent.